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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 24, 2002

                              DYNEGY HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                    0-29311                    94-3248415
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (713) 507-6400

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

     On September 24, 2002, Dynegy Inc. ("Dynegy"), the wholly owning parent company of Dynegy Holdings Inc., issued a press release announcing that it has concluded a settlement with the Securities and Exchange Commission ("SEC") on the previously disclosed investigations relating to Project Alpha and round-trip electricity trades with CMS Energy. As a result, the SEC entered a cease and desist order and filed a related complaint and consent order in federal district court. In connection with the settlement, Dynegy agreed to pay a fine of $3 million. Dynegy consented to the terms of the settlement without admitting or denying the SEC's findings or allegations. A copy of Dynegy's September 24th press release regarding the SEC settlement is attached hereto as exhibit 99.1 and is incorporated herein by this reference.

     Also on September 24, 2002, Dynegy issued a press release disclosing that it has learned that certain employees in its marketing and trading business furnished inaccurate information regarding natural gas trades to various energy industry publications which compile and report index prices. Dynegy discovered the inaccuracies during an internal review of its trading activities, which is being conducted in connection with an ongoing Commodity Futures Trading Commission investigation. A copy of Dynegy's September 24th press release regarding these trade disclosures is attached hereto as exhibit 99.2 and is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

a) Financial Statements of Business Acquired - Not Applicable.

b) Pro Forma Financial Information - Not Applicable.

c) Exhibits:

     99.1 Press release of Dynegy Inc. regarding SEC settlement dated September 24, 2002.

     99.2 Press release of Dynegy Inc. regarding trade disclosures dated September 24, 2002.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DYNEGY HOLDINGS INC.

                                    BY: /s/ Keith R. Fullenweider
                                        -----------------------------------
                                        Keith R. Fullenweider
                                        Senior Vice President, Deputy General
                                        Counsel and Secretary

Dated:  September 25, 2002